Exhibit 4.2

COMMON STOCK	CUSIP 008492 10 0
No.	SEE REVERSE FOR CERTAIN
DEFINITIONS
INCORPORATED UNDER THE LAWS
OF THE STATE OF MARYLAND

AGREE REALTY CORPORATION

This Certifies that                                            is the registered holder of           fully paid and non-assessable Shares of Common Stock, par value $0.0001 per share, of Agree Realty Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation of the Corporation and the Bylaws of the Corporation, and all amendments thereof, copies of which are on file at the principal office of the Corporation and with the Transfer Agent.  This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar or its designated Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Authorized Signatures:		[SEAL]
	Kenneth R. Howe, Secretary		Joey Agree, President

Countersigned and Registered:
Computershare Trust Company, N.A.
Transfer Agent and Registrar

By:
Authorized Signature

[REVERSE SIDE OF CERTIFICATE]

The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of each class authorized to be issued and, with respect to the classes of shares which may be issued in series, the differences in the relative rights and preferences between the shares of each series, to the extent they have been set, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.  Such request may be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

The shares of Agree Realty Corporation stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).  Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% of the value of the outstanding Equity Stock of the Corporation (other than members of the Agree-Rosenberg Group, who may not Beneficially Own or Constructively Own shares of Equity Stock in excess of 24% of the value of the outstanding Equity Stock of the Corporation); or (2) Beneficially Own Equity Stock that would result in the Corporation’s being “closely held” under Section 856(h) of the Code.  Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing at least 15 days prior to such proposed or attempted transfer.  All capitalized terms in this legend have the meanings defined in the Corporation’s Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.  If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically converted into shares of Excess Stock which will be held in trust by the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT —
TEN COM	—	as tenants in common	_____ Custodian _______
TEN ENT	—	as tenants by the entireties	(Cust) (Minor)
JT TEN	—	as joint tenants with right of	under Uniform Gifts to Minors
		survivorship and not as tenants	Act ________________
		in common	(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________________ hereby sells, assigns and transfers unto __________ (Please insert social security or other identifying number of assignee) ___________________________________________________________________ (Please print or typewrite name and address, including zip code, of assignee) ____________________________ Shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_______________________________	☒__________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED	______________________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17-Ad.